Exhibit 10.12(b)

Pathfinder, LLC
12 Bow Street
Cambridge

MA 02138

USA

STRICTLY PRIVATE AND CONFIDENTIAL	28 March 2013

Dear Sirs

Research Agreement — Extension No. 3

We refer to our recent discussions regarding the research agreement between The University Court of the University of Glasgow (the University) and Pathfinder, LLC (now a wholly owned subsidiary of Pathfinder Cell Therapy, Inc., previously known as SyntheMed, Inc.) (the Company) (contract no. 49974/1) dated 23 March 2009, as extended by way of an extension letters from the University to the Company dated 29 March 2011 and 19 April 2012 (the Research Agreement). Terms defined in the Research Agreement will have the same meaning where used herein.

The Research Agreement was due to expire on 24 March 2013. The purpose of this letter is to document the parties' agreement to vary the terms of the Research Agreement in order to extend the term of the Research Agreement for a further period of twelve months.

Therefore, notwithstanding the date hereof and with effect from 24 March 2013, each of the University and the Company have agreed as follows:

1.	The Subsequent Period will be extended for a further period of twelve (12) months (and so the Subsequent Period will now expire on 23 March 2014);
2.	The research to be carried out by the University during the extended portion of the Subsequent Period is set out in Appendix 1 to this letter;
3.	In consideration of the research services to be conducted by the University during the extended portion of the Subsequent Period, the Company shall pay to the University the sum of two hundred and five thousand pounds (£205,000). Such sum will be payable in twelve (12) equal instalments monthly in arrears, the first instalment being due on 23 April 2013 and each subsequent instalment being due on the 23rd day of the relevant calendar month. Such sums shall be paid by the Company to the University by way of a bank transfer.
4.	The Research Agreement will continue in full force and effect, as varied by the terms of this letter, unless and until terminated in accordance with its terms.

Research Support Office

University of Glasgow

10 The Square

Glasgow

G12 8QQ

Email: paul,ellis@glasaow.ac.uk www.glasgow.ac.uk

The University of Glasgow, charity number SC004401

5.	This letter will be governed by and construed in accordance with the laws of Scotland

Please confirm your acceptance of the terms of this letter by signing, dating and returning the enclosed copy hereof.

Yours faithfully

For and on behalf of The University Court of the University of Glasgow

We accept the terms of the above letter and agree to be bound by its terms:

4/8/13
For and on behalf of Pathfinder, LLC	Date

2